EXHIBIT 3.364
BYLAWS
QHG OF WARSAW, INC.
ARTICLE I
Offices
The corporation may have offices at such places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
Capital Stock
Section 1. Amount of Capital Stock. The authorized capital stock of the corporation shall be as set forth in the Articles of Incorporation filed with the Secretary of State of the State of Indiana.
Section 2. Certificates of Stock. The certificates of stock shall be of such form and device as the Board of Directors may adopt. All certificates of stock shall be signed by the President, or in his absence, by a Vice-President or by the Chairman if there be one, and by the Secretary or Assistant Secretary or by such other persons as may be authorized by law to sign such certificates. Such certificates shall exhibit the holders’ names and the number of shares, be numbered, and entered in the books of the corporation as they are issued.
Section 3. Transfers of Stock and Duplicate Certificates. Transfer of stock shall be made only on the books of the corporation. No new certificate shall be issued in lieu of an old one, unless the latter is properly endorsed, surrendered and marked “cancelled” at the time the new one is issued. If, however, a certificate shall be lost or destroyed, the Board of Directors may order a new certificate issued upon receipt by the corporation of satisfactory security by bond or otherwise against loss to the corporation and upon such other terms, conditions and guaranties as such Board may require. Any such new certificates shall be plainly marked “duplicate” on its face.
Section 4. Recognition of Ownership and Treasury Stock. Any person, firm or corporation in whose name stock stands on the books of the corporation, whether individually, or as trustee, pledgee or otherwise, may by recognized and treated by the corporation as the absolute owner thereof, and the corporation shall in no event be obliged to deal with or to recognize the rights or interests of any other person in such stock, or in any part thereof. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors and shall neither be voted nor participate in dividends and other distributions.
ARTICLE III
Meetings of Shareholders
Section 1. Location. All meetings of the shareholders shall be held at any place within or without the State of Indiana which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote thereat given either before or after the meeting and filed by the Secretary of the corporation. In the absence of any such designation, shareholders’ meetings shall be held at 103 Continental Place, in the City of Brentwood, State of Tennessee.
Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such dates and at such times as determined by the Board of Directors. At such meeting, the stockholders shall elect directors, by a plurality vote, to serve for the ensuing year or until their successors shall be elected and qualified.
Section 3. Special Meetings. Special meetings of the shareholders, for any purposes whatsoever, may be called at any time by the President or by any Vice President or by a majority of the Board of Directors or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation.
Section 4. Notices. Written notice of each annual meeting shall be given to each shareholder either personally or by mail or by other means of written communication, charges prepaid, addressed to each shareholder at his address appearing on the books of the corporation, or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated or if published at least once in some newspaper of general circulation in the county in which the office is located. Except as otherwise expressly provided by statute, any such notice shall be deposited in the United States mail, delivered to the telegraph company in the place in which the principal office of the corporation is located or published at least ten (10) days, but not more than forty (40) days prior to the time of the holding of the meeting. In case such notice is personally delivered or delivered by means of written communication other than by mail, telegraph or publication as above provided, it shall be so delivered at least seven (7) days prior to the time of the holding of the meeting. Such delivery, mailing, telegraphing or publishing as above provided shall be due legal and personal notice to such shareholders. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute. Notice of any special meeting shall specify in addition to the place, day and hour of such meeting the general nature of the business to be transacted. Attendance by a shareholder at any meeting in person or by proxy shall be deemed to waive all requirements as to notice of the meeting. Waiver by a shareholder in writing of notice of any meeting of shareholders shall be equivalent to the giving of such notice.
Section 5. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of the shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. The shareholders present at a duly organized meeting may continue to transact any business notwithstanding the withdrawal from such meeting of enough shareholders to leave less than a quorum.
Section 6. Proxies. Stock may be represented by proxy and no special form of proxy shall be necessary, but the written authorization of proxy over signature of a shareholder shall be sufficient. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
Section 7. Voting. Each share of stock present at any meeting, either in person or by proxy, and having voting power shall be entitled to one vote on all matters coming before the meeting.
Section 8. Presiding Officer. Every meeting of shareholders, whether annual or special, shall be presided over by the President or, in his absence, by any Vice President. The Secretary of the corporation shall act as Secretary of every such meeting or, in his absence, a Secretary shall be appointed by the Chairman of such meeting.
Section 9. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, the Board of Directors shall fix a record date for determination of shareholders entitled to participate, which shall not be less than twenty (20) days nor more than fifty (50) days prior to the date on which such action is to be taken.
Section 10. Written Consent. To the extent provided by applicable law, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock.
ARTICLE IV
Directors
Section 1. Number. The number of directors which shall constitute the whole Board shall be not less than three nor more than ten. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.
Section 2. Authority. The Board of Directors shall have power:
First: To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the Articles of Incorporation or with the Bylaws, as they may deem best;
Second: To appoint and remove at pleasure the officers, agents, and employees of the corporation, prescribe their duties and fix their compensation;
Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital;

Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;
Fifth: To alter, repeal or amend, from time to time, and at any time, these Bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional Bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, or to revoke the delegation of authority of the directors, as provided by law or by Article XIII of these Bylaws; and
Sixth: To appoint an executive and other committees, and to delegate to the Executive Committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The Executive Committee shall be composed of two or more directors.
Section 3. Removal of Directors. The stockholders shall have the power at any meeting of the stockholders to remove any director or officer with or without cause by a vote of the majority in amount of all the outstanding stock of the corporation entitled to vote.
Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any removal of incumbent directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 5. Quorum. A majority of all the directors of the corporation shall be necessary to constitute a quorum for the transaction of business at all meetings of the Board and a majority of the quorum shall decide any question that may come before the meeting, but less than a quorum may adjourn any meeting from time to time.
Section 6. Meetings. Regular meetings of the Board of Directors shall be held in the City of Brentwood, Tennessee, or at such other place as from time to time shall be determined by resolution of the Board and without notice of said meeting. Special meetings may be called at the discretion of the President of the corporation, or upon request of a majority of members of the Board. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, at which the directors shall elect the officers of the corporation for the ensuing year and transact such other business as may come before said meeting, of which no notice need be given except as herein contained.
Section 7. Notice of Meetings. Notice of all special meetings and the place, date and hour for holding such meetings, excepting only the regular meetings, shall be given to each director by mail, telecopy, or telegraph, by the Secretary at least three (3) days previous to the time fixed for the meeting. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had a meeting duly been held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 8. Compensation. Directors, as such, shall not receive a salary for their services, but by resolution of the Board, a fixed sum and expenses of attendant, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 9. Written Consent in Lieu of Meeting. To the extent provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 10. Indemnification. This corporation shall indemnify each present and future director and officer and any person who may serve at its request as a director or officer of another corporation to the extent required and to the extent permitted by the laws of the state in which indemnification is sought.
ARTICLE V
Officers
Section 1. number. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and Treasurer. In addition, the President may appoint, or the Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers who shall have the same duties and authority, respectively, as the Secretary and Treasurer. Any number of offices, other than the President and the Secretary, may be held by the same person, unless the certificate of incorporation or these Bylaws provide otherwise. No person shall sign any document on behalf of this corporation in more than one capacity.
Section 2. Election. The officers shall be elected or appointed by the Board of Directors at the first meeting following each annual meeting of shareholders and shall hold office at the pleasure of such Board. The President shall be a director.
Section 3. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
Section 4. Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors with or without cause, when in the judgment of the Board the best interest of the corporation demands such removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
Section 5. President. It shall be the duty of the President to preside at all meetings of the Board of Directors at which he is present, unless the Board shall elect a permanent Chairman; to call special meetings of the Board whenever he may think such meetings are necessary, or as requested to do so in accordance with these Bylaws; to sign all certificates of stock, contracts, leases, mortgages, deeds, conveyances and other documents of the corporation, which shall be countersigned by the Secretary or Treasurer where required. He shall have active executive management and general supervision and direction of the affairs of the corporation. He shall preside at and make to the annual meeting of the stockholders of the corporation a report covering the operation of the corporation for the preceding fiscal year, together with such suggestions as he may deem proper.
Section 6. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 7. Secretary. The Secretary shall have the powers granted him under these Bylaws, and shall sign and issue all the calls for the stockholders’ and directors’ meetings when properly authorized; shall give notice of such meetings to each stockholder or director as provided above in these Bylaws and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all stockholders’ and directors’ meetings and shall attest the same after approval of the presiding officer. He shall sign such instruments as require his signature, and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the Board of Directors.
Section 8. Assistant Secretary. The Assistant Secretary, or (if there be more than one) the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 9. Treasurer. The Treasurer shall have the custody of all monies and securities of the corporation and shall deposit same in the name and to the credit of the corporation. He shall keep a full and accurate account of the receipts and disbursements in books belonging to the corporation and shall disburse the funds of the corporation by check or other warrant. He shall render such reports to the President and Board of Directors as may be required of him and shall perform such other duties as may be incident to this office, or may be required of him from time to time by the Board of Directors.
Section 10. Assistant Treasurer. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
Management of Medical Facility
Section 1. Advisory Board. It shall be the policy of the corporation that any medical facility owned by the corporation shall be operated as an autonomous division of the corporation under the direction of an Administrator and Advisory Board, not less than two-thirds of the members of which shall be persons who are residents of the area served by the facility. The medical practice conducted in each medical facility shall be under the supervision of the medical staff of such facility and shall be conducted in accordance with the highest standards of medical ethics and professional competence.
Section 2. Meetings of Advisory Board. The Advisory Board shall be governed by these Bylaws, but in addition thereto, shall authorize and adopt Bylaws for its own management subject to the Board of Directors. Such Bylaws shall provide rules of the procedure for the election of officers, regular meetings, and keeping of a permanent record of the minutes of the meetings of the Advisory Board. Such Bylaws and rules of procedure shall also provide for the giving of adequate notice of the meetings, and a fair and just procedure to be followed in the reaching of evidentiary and judgmental determinations as to the actions of any medical staff member or any employee of the medical facilities or corporation. The rules of procedure shall further provide that all action taken by the Advisory Board shall be reported to the Board of Directors of the corporation.
Section 3. Administrator. The Board of Directors shall select and employ a competent and experienced Administrator who shall be its direct representative in the management of the medical facility. The Advisory Board may make recommendations to the Board of Directors concerning candidates for the position of Administrator. The Administrator shall be given the necessary authority and held responsible for the administration of the medical facility in all departments, subject only to the policies enacted by the Board of Directors or Advisory Board.
Section 4. Amendment. This Article of the Bylaws shall not be amended, modified, or repealed without a favorable vote of at least two-thirds of each class of the outstanding stock of the corporation which is voted at the meeting at which such article is to be considered, except with respect to any medical facilities which, in the opinion of at least two-thirds of all members of the Board of Directors, are not operating in accordance with the highest standards of medical ethics and professional competence or good business practices.
ARTICLE VII
Fiscal Affairs
Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors deem necessary. The Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clean statement of the business and condition of the corporation.
Section 4. Checks. The President or Vice President and the Treasurer or the Assistant Treasurer are authorized to open bank accounts and to sign checks written on corporation accounts; and a letter to any bank or trust company establishing a bank account in the name of this corporation, which letter shall be signed by the President or Vice President and the Treasurer or Assistant Treasurer, shall constitute sufficient and continuing authority for any bank or trust company to open said accounts; and the respective banks are authorized to honor and pay any and all checks and drafts of the corporation signed by persons authorized by the President or Vice President and the Treasurer or Assistant Treasurer of this corporation, as hereinabove provided, whether such checks and drafts are payable to the order of such person or persons signing them; and checks, drafts, bills of exchange and other evidences of indebtedness may be endorsed for deposit to the account of this corporation by any of the foregoing or by any other employee or agent of the corporation and may be endorsed in writing or by stamps and with or without the designation of the person endorsing.
Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE VIII
Amendments
These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders, or by the Board of Directors when such power is conferred upon the Board of Directors by law or by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.